CFS Bancorp, Inc.
707 Ridge Road  —  Munster, Indiana 46321-1678

December 28, 2011
FOR IMMEDIATE RELEASE

CONTACT:         Daryl D. Pomranke, President and Chief Operating Officer     219-513-5150
        Jerry A. Weberling, Executive Vice President and CFO          219-513-5103

CFS BANCORP, INC. DECLARES CASH DIVIDEND

MUNSTER, IN – December 28, 2011 - CFS Bancorp, Inc. (NASDAQ:  CITZ) announced that the Board of Directors on December 21, 2011 declared a quarterly cash dividend of $0.01 per share payable on January 27, 2012 to shareholders of record on January 6, 2012.  This dividend is unchanged from the prior quarter’s dividend.

CFS Bancorp, Inc. is the parent of Citizens Financial Bank, a $1.2 billion asset federal savings bank.  Citizens Financial Bank is an independent bank focusing its people, products, and services on helping individuals, businesses, and communities be successful.  The Bank has 22 full service banking centers throughout adjoining markets in Chicago’s Southland and Northwest Indiana.  The Company’s website can be found at www.citz.com.

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